[redacted]

AIDMAN, PISER
& COMPANY

Certified Public Accountants
& Business Advisors

401 EAST JACKSON STREET, SUITE 3400
TAMPA, FLORIDA 33602

813-222-8555 • FAX 813-222-8560

October 2, 2007

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0410

VIA FAX # (202) 772-9252

Subject: Auditor Termination Notice

Registrant: Nanobac Pharmaceuticals, Incorporated

Commission File Number: 0-24696

As of September 28, 2007 the client-auditor relationship between Nanobac Pharmaceuticals, Incorporated and Aidman, Piser & Company, P.A. has ceased.

Sincerely,

AIDMAN, PISER & COMPANY, P.A.

Philip C. Piser, C.P.A.

Copy to: Mr. John Stanton
Nanobac Pharmaceuticals, Incorporated